UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

Loar Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42030	82-2665180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 New King Street,

White Plains, New York 10604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 909-1311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LOAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment supplements Item 9.01 (solely to add additional exhibits) of the Current Report on Form 8-K of Loar Holdings Inc. (the “Company”), filed with the Securities and Exchange Commission on February 21, 2025 (the “Original Current Report”), in which the Company reported, among other events, the execution of the Put Option and the Commitment Letter (as defined in the Original Current Report). Item 1.01, Item 2.02, and Item 2.03 of the Original Current Report remain unchanged. Interested parties should refer to the Original Current Report for Item 1.01, Item 2.02, and Item 2.03 and the prior exhibits filed pursuant to Item 9.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Put Option, dated February 20, 2025, by Loar Group Inc. with Ace Aèro Partenaires, Ace LMB Fund, Tikehau Investment Management, Thomas Bernard, Amundi Private equity Funds, and certain other persons.

10.2	Form of Warranty Agreement.

10.3	Form of Securities Purchase Agreement.

10.4	Incremental Term Facility Commitment Letter, dated February 20, 2025, by Loar Group Inc. with Blackstone Alternative Credit Advisors LP (on behalf of the funds, accounts and clients managed, advised or sub-advised by it or its affiliates).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: February 25, 2025	Loar Holdings Inc.

	By:	/s/ Michael Manella
	Name:	Michael Manella
	Title:	Vice President, General Counsel and Secretary